Exhibit 99.2

FINANCIAL STATEMENTS

Eldorado Resort Casino Shreveport JTV
As of and for the Years Ended December 31, 2019 and 2018
With Report of Independent Auditors

Eldorado Resort Casino Shreveport JTV

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Caesars Entertainment, Inc.

We have audited the accompanying financial statements of Eldorado Resort Casino Shreveport JTV, which comprise the balance sheets as of December 31, 2018 and 2019, and the related statements of income, changes in net parent investment and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eldorado Resort Casino Shreveport JTV, at December 31, 2018 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

February 12, 2021

Eldorado Resort Casino Shreveport JTV
Balance Sheets
(dollars in thousands)

	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	8,850	11,165
Accounts receivable, net	1,871	3,345
Inventories	1,079	1,097
Prepaid expenses and other assets	388	346
Total current assets	12,188	15,953
Property and equipment, net	84,753	89,101
Gaming licenses	19,679	19,679
Right-of-use assets	11,925	—
Other assets, net	403	358
Total assets	$128,948	$125,091

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	1,691	3,337
Accrued property, gaming and other taxes	921	1,206
Accrued payroll and related	1,595	1,668
Accrued interest	3,263	3,263
Short-term lease obligation	1,011	—
Accrued other liabilities	2,610	2,395
Total current liabilities	11,091	11,869
Long-term debt	111,862	111,862
Long-term lease obligation	13,041	2,005
Total liabilities	135,994	125,736
Net parent investment	(7,046)	(645)
Total liabilities and net parent investment	$128,948	$125,091
See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
Statements of Income
For the years ended December 31,
(dollars in thousands)

	2019	2018
Revenues:
Casino	$82,972	$90,400
Food and beverage	18,504	20,898
Hotel	10,932	10,123
Other	2,336	2,709
Total revenues	114,744	124,130
Operating expenses:
Casino	11,166	13,869
Gaming Taxes	28,052	31,039
Food and beverage	13,798	16,021
Hotel	3,059	3,260
Other	1,505	1,661
Marketing and promotions	5,605	6,979
General and administrative	19,568	19,895
Management fees	3,468	3,724
Depreciation and amortization	7,493	7,396
Total operating expenses	93,714	103,844
(Loss) Gain on disposal of property and equipment	(7)	648
Operating income	21,023	20,934
Interest expense	(7,830)	(7,816)
Net income	$13,193	$13,118
See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
Statement of Changes in Net Parent Investment
(dollars in thousands)

Balance at December 31, 2017	$(1,024)
Net income	13,118
Net distribution to Parent	(12,739)
Balance at December 31, 2018	(645)
Net income	13,193
Net distribution to Parent	(19,594)
Balance at December 31, 2019	$(7,046)

See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
Statements of Cash Flows
For the years ended December 31,
(dollars in thousands)

	2019	2018
Cash flows from operating activities:
Net income	$13,193	$13,118
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	7,493	7,396
Loss (gain) on disposal of property and equipment	7	(648)
Other	(156)	43
Changes in operating assets and liabilities:
Accounts receivable	1,630	(473)
Prepaid expenses and other assets	(69)	20
Accounts payable and accrued expenses	(1,226)	(2,501)
Net cash provided by operating activities	20,872	16,955
Cash flows from investing activities:
Purchase of property and equipment	(3,593)	(3,332)
Proceeds from property and equipment	—	670
Net cash used in investing activities	(3,593)	(2,662)
Cash flows from financing activities:
Net distribution to parent	(19,594)	(12,739)
Net used in financing activities	(19,594)	(12,739)
Change in cash and cash equivalents	(2,315)	1,554
Cash, cash equivalents at beginning of year	11,165	9,611
Cash, cash equivalents at end of year	$8,850	$11,165
Non-cash investing and financing activities
Capital expenditures included in accounts payable	$70	$511
See accompanying notes to financial statements.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Note 1. Organization and Basis of Presentation

The accompanying financial statements include the accounts and transactions of Eldorado Resort Casino Shreveport JTV (“Company”) of which is a wholly-owned subsidiary of Caesars Entertainment Inc. (“Parent” or “Caesars”). The Company owns a casino which operates as a gaming, hospitality and entertainment business.

The accompanying financial statements as of and for the years ended December 31, 2019 and 2018 include the accounts and transactions of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The accompanying financial statements have been prepared from separate records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as entities unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 8, “Related-Party Transactions.”

On January 13, 2020, the Parent entered into a definitive agreement to sell the real property and outstanding equity interest in the Company to Bally’s Corporation (“Bally’s”) for approximately $140.0 million, subject to customary working capital adjustments. The sale was completed on December 22, 2020.

Note 2. Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Estimates used by management included, among other things, the useful lives for depreciable assets, the allowance for doubtful accounts receivable, cash flows in assessing the recoverability of long-lived assets, asset impairments, goodwill, and other intangible assets, and contingencies and litigation. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents includes cash maintained for gaming operations.

Inventories—Inventories are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value. Inventory consists primarily of uniforms, food and beverage and retail merchandise.

Property and Equipment—Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Land improvements.............................................	10 to 20 years
Buildings and improvements...............................	10 to 40 years
Furniture, fixtures and equipment.......................	3-15 years
Riverboat.............................................................	5 to 25 years

The Company evaluates their property and equipment and other long-lived assets to be held and used for impairment whenever indicators of impairment exist. The Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. All recognized impairment losses are recorded as operating expenses. No impairments were recorded during the years ended December 31, 2019 and 2018.

Intangible Assets –Indefinite-lived intangible assets are reviewed for impairment at least annually and between annual test dates in certain circumstances. Indefinite‑lived intangible assets consist primarily of expenditures associated with obtaining gaming licenses. Indefinite‑lived intangible assets are not subject to amortization but are subject to an annual impairment test. If the carrying amount of an indefinite‑lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. No impairments were recorded during the years ended December 31, 2019 and 2018.

Outstanding Chip Liability—The Company recognizes the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by measuring the difference between the total value of chips placed in service less the value of chips under the Company’s control. This measurement is performed on an annual basis utilizing a methodology in which a consistent formula is applied to estimate the percentage value of chips not in custody that are not expected to be redeemed. In addition to the formula, certain judgments are made with regard to various denominations and souvenir chips. The outstanding chip liability is included in accrued other liabilities on the Company’s balance sheet.

Loyalty Program—The Company offer programs whereby participating customers can accumulate points for wagering that can be redeemed for credits for free play on slot machines, food and beverage, merchandise and in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the retail value of such benefits owed to the customer and recognized as departmental revenue based on where such points are redeemed, upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Company allocates an amount to the loyalty point liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for a non-gaming good or service. An amount is allocated to the gaming wager performance obligation using the residual approach as the stand-alone price for wagers is highly variable and no set established price exists for such wagers. The allocated revenue for gaming wagers is recognized when the wagers occur as all such wagers settle immediately. The loyalty point liability is deferred and recognized as revenue when the customer redeems the points for the non-gaming good or service at the time such goods or services are delivered to the customer.

Casino Revenue—The Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

Gaming wager contracts involve two performance obligations for those customers earning points under the Company’s loyalty program and a single performance obligation for customers who don’t participate in the program. The Company applies a practical expedient by accounting for its gaming contracts on a portfolio basis as such wagers have similar characteristics and the Company reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract.

Complimentaries—The Company offers discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage and other services provided to customers, including loyalty point redemptions, is recognized in revenues when the goods or services are transferred to the customer. Complimentaries provided by third parties at the discretion and under the control of the Company is recorded as an expense when incurred. The Company’s revenues included complimentaries and loyalty point redemptions of $18.8 million and $21.4 million for the years ended December 31, 2019 and 2018.

Non-gaming Revenue—Hotel, food and beverage and other operating revenues are recognized as services are performed. The transaction price for hotel, food and beverage contracts is the net amount collected from the customer for such goods and services. Food and beverage services have been determined to be separate, stand-alone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred when the delivery is made for the food and beverage. The Company also provides goods and services that may include multiple performance obligations, such as packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising—Advertising costs are expensed the first time the related advertisement appears. Total advertising costs, including direct mail costs, totaled $1.0 million and $1.6 million for the years ended December 31, 2019 and 2018.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Income Taxes –The Company is taxed as a partnership for federal and state income tax purposes. The accompanying financial statements do not include a provision for income taxes since any income or losses allocated to the Members are reportable for income tax purposes. Company’s income tax return and the amount of allocable income are subject to examination by federal and state taxing authorities. If an examination results in a change to our income, the Members’ taxes may also change.

Allowance for Doubtful Accounts—The Company reserves for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

Recently Issued Accounting Pronouncements Implemented in 2019

In February 2016 (as amended through December 2018), the FASB issued ASU No. 2016-02 codified as Accounting Standards Codification (“ASC”) 842, Leases, (“ASC 842”) which addressed the recognition and measurement of leases. Under the new guidance, for all leases (with the exception of short-term leases), at the commencement date, lessees were required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASC 842 required a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective adoption approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods continuing to be reported under current lease accounting guidance.

The Company adopted ASC 842 on January 1, 2019 using the prospective adoption approach, and therefore, comparative periods continue to be reported under current lease accounting guidance consistent with previously issued financial statements. The Company elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allowed the Company to carry forward the historical lease identification, lease classification and treatment of initial direct costs for leases entered into prior to January 1, 2019. The Company also made an accounting policy election to not record short-term leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets. The Company also elected to not adopt the hindsight practical expedient for determining lease terms.

The operating leases, in which the Company is the lessee, are recorded on the balance sheet as a ROU asset with a corresponding lease liability. The lease liability is remeasured each reporting period with a corresponding change to the ROU asset. Upon adoption of ASC 842, the Company recorded a ROU asset and related operating lease liability totaling $14.5 million with no impact on the statement of income or statement of cash flows.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Note 3. Leases

The Company’s management determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Finance and operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Company’s leases, management uses the Parent’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The expected lease terms include options to extend or terminate the lease when it is reasonably certain the Company will exercise such options. Lease expense for operating leases with minimum lease payments is recognized on a straight-line basis over the expected lease term.

The Company’s lease arrangements have lease and non-lease components. For leases in which the Company is the lessee, the Company accounts for the lease components and non-lease components as a single lease component for all classes of underlying assets. Leases, in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately, which is consistent with the Company’s historical accounting. Leases with an expected or initial term of 12 months or less are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term.

The Company has operating leases for various real estate and equipment. Certain of the Company’s lease agreements include rental payments based on a percentage of sales over specified contractual amounts, and rental payments are adjusted periodically for inflation and based on usage. The Company’s leases include options to extend the lease term one month to one year.

Leases recorded on the balance sheet consist of the following:

Leases	Classification on the Balance Sheet	December 31, 2019
ASSETS
Operating lease ROU assets	Right of use assets	$	11,925
LIABILITIES
Current:
Operating	Short-term lease obligation	$	1,011
Noncurrent:
Operating	Long-term lease obligation	$	13,041

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Other information related to lease terms and discount rates are as follows as of December 31, 2019:

Weighted Average Remaining Lease Term
Operating Leases	31.4 years
Weighted Average Discount Rate
Operating Leases(1)	7.1%

(1)Upon adoption of the new lease standard, discount rates used for existing operating leases were established on January 1, 2019.

The components of lease expense are as follows for the year ended December 31, 2019:

Operating lease expense	$1,211
Short-term and variable lease expense	1,329
Total lease expense	$2,540

Total lease expense for the year ended December 31, 2018 was $3,074.

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2019:

Cash paid for amounts included in the measurement of lease liabilities (amounts are in thousands):
Operating cash flows for operating leases	$1,089

In addition to the payments made for operating leases noted above, the Company paid $1.3 million for short-term and variable leases.

Maturities of lease liabilities are summarized as follows:

Year ending December 31,
2020	$1,011
2021	1,032
2022	1,032
2023	1,032
2024	1,032
Thereafter	30,687
Total future minimum lease payments	35,826
Less: amount representing interest	(21,774)
Present value of future minimum lease payments	14,052
Less: current lease obligations	(1,011)
Long-term lease obligations	$13,041

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following:

	December 31,
	2019	2018

Land and land improvements	$ 9,429	$ 9,429
Buildings and other leasehold improvements	81,280	80,913
Furniture, fixtures and equipment	53,343	51,447
Riverboat	41,026	41,023
Construction in progress	275	449
Total property and equipment	185,353	183,261
Less accumulated depreciation and amortization	(100,600)	(94,160)
Property and equipment, net	$ 84,753	$ 89,101

The Company recorded depreciation expense of $7.5 million and $7.4 million during the years ended December 31, 2019 and 2018.
Note 5. Gaming License

Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Company has determined that they have indefinite useful lives.

Note 6. Debt

7% Senior Notes due 2023

On July 23, 2015, the Parent issued at par $375.0 million in aggregate principal amount of 7.0% senior notes due 2023 (“7% Senior Notes due 2023”) pursuant to the Indenture, dated as of July 23, 2015 (the “2023 Indenture”), between the Parent and U.S. Bank, National Association, as Trustee. Of the $375.0 million borrowed, $111.9 million was allocated to the Company. The 7% Senior Notes due 2023 will mature on August 1, 2023, with interest payable semi-annually in arrears on February 1 and August 1 of each year. In July 2020, the outstanding debt allocated to the Company’s was repaid.

Note 7. Employee Benefit Plan

The Company participate in a 401(k) plan sponsored by the Parent covering substantially all of the Company’s employees. The Company’s contribution expense related to this plan was $0.3 million and $0.2 million for the years ended December 31, 2019 2018. This plan allows for an employer contribution up to 50 percent of the first six percent of each participating employee’s contribution, subject to statutory and certain other limits.

Eldorado Resorts Casino Shreveport JTV
Notes to Financial Statements
December 31, 2019 and 2018
(amounts are in thousands)

Note 8. Related Party Transactions

Net parent investment—Net parent investments primarily arise from cash transfers between the Company and the Parent related to casino operations.

Overhead charges and management fees—The Company has a shared services agreements with the Parent. Under the agreements, the Company is charged a fixed overhead rate to cover information systems, marketing, e-commerce and other corporate activities. The Company expensed $1.0 million in overhead charges during the years ended December 31, 2019 and 2018, which is included in general and administrative expense in the combined Statement of Income. In addition, under the agreement, the Parent provides certain management, administrative and corporate services to the Company in exchange for a fee. The Company expensed $3.4 million and $3.7 million for shared services during the years ended December 31, 2019 and 2018, respectively which was included in management fees in the combined statements of operations.

Note 9. Commitments and Contingencies

Litigation—The Company is engaged in various litigation matters. Although the ultimate liability of this litigation and these claims cannot be determined at this time, the Company believe there will not be a material adverse effect on the Company’s financial position or results of operations.

Note 10. Subsequent Event

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through February 12, 2021, the date the Company’s financial statements were available to be issued.